SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report: December 30, 2004          Commission  File  No.  000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                                 (713) 266-4344
                               (Telephone number)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On December 30, 2004, New Century Energy Corp. (the "Company") entered into a Securities Purchase Agreement ("Agreement") with Blackcap Diamond Fidelity LP LLLP, a Delaware limited partnership ("Blackcap"), and Omega Capital Opportunities LP LLLP, a Delaware limited liability partnership ("Omega"), (collectively the "Parties"). Under the Agreement, in consideration for the Company issuing 214,000 restricted shares of the Company's common stock to Blackcap and 642,000 restricted shares of the Company's common stock to Omega (collectively the "Shares"), Blackcap forgave a promissory note for $400,000 entered into between Blackcap and the Company's subsidiary Century Resources, Inc., on January 30, 2004. The beneficial owner of Blackcap is Hanover
Financial Management, Inc., whose president is David D. Selmon, Jr. and the beneficial owner of Omega is Sacrston Trading Ltd., whose president is David D. Selmon.

     The Parties also entered into a Registration Rights Agreement which gives Omega and Blackcap piggyback registration rights, allowing them, by giving proper notice under the Registration Rights Agreement, to have their Shares included in any registration statement the Company may file in the future.

     The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Company.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

10.1*          Securities  Purchase  Agreement

* Attached hereto.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NEW  CENTURY  ENERGY  CORP.

                              By:  /s/  Edward  R.  DeStefano
                                 ---------------------------------
                                 Edward  R.  DeStefano,  President

Date:  January    ,  2005
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